UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

NCR Corporation, a Maryland corporation (“NCR” or the “Company”), held its 2022 Annual Meeting of Stockholders on May 2, 2022 (the “2022 Annual Meeting”). Record holders of NCR common stock, par value $0.01 per share, and Series A Convertible Preferred Stock, liquidation preference $1,000 per share, at the close of business on February 28, 2022, the record date for the 2022 Annual Meeting, were entitled to vote on each of the proposals considered at the 2022 Annual Meeting. The holders of shares of common stock and shares of Series A Convertible Preferred Stock voted together as a single class, with the holders of Series A Convertible Preferred Stock voting on an as-converted basis as described in the Proxy Statement. Except with respect to the stockholder proposal regarding termination pay, for which the vote on such proposal (and only such proposal) was adjourned by the Chairman of the 2022 Annual Meeting as further described below, the final results for each of the matters submitted to a vote of NCR’s stockholders at the 2022 Annual Meeting are as follows:

1.

Election of Directors. Eleven directors were elected to serve a term expiring at the Company’s 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualify by the votes set forth in the table below:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Mark W. Begor	116,622,309	2,228,773	105,468	11,924,789
Gregory Blank	117,646,497	1,203,017	107,036	11,924,789
Catherine L. Burke	117,626,114	1,232,035	98,400	11,924,789
Deborah A. Farrington	116,514,027	2,311,441	131,081	11,924,789
Michael D. Hayford	118,090,622	755,229	110,698	11,924,789
Georgette D. Kiser	116,837,534	2,019,923	99,092	11,924,789
Kirk T. Larsen	116,873,916	1,972,141	110,493	11,924,789
Frank R. Martire	117,141,656	1,701,650	117,634	11,924,789
Martin Mucci	117,050,614	1,799,555	110,770	11,924,789
Laura J. Sen	118,629,836	159,528	171,576	11,924,789
Glenn W. Welling	118,348,169	497,680	115,090	11,924,789

2.

Non-Binding and Advisory Vote to Approve the Compensation of Named Executive Officers as Disclosed in the Proxy Statement. Executive compensation disclosed in the Company’s Proxy Statement was approved, on a non-binding and advisory basis, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
112,130,499	6,658,276	172,165	11,924,789

3.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was ratified by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
128,862,778	2,019,260	85,777	0

With respect to the stockholder proposal regarding termination pay, the Company has actively engaged with stockholders. As previously disclosed, in connection with such engagement, which is ongoing, and after positive feedback from stockholders, the Company’s Board of Directors has adopted a cash severance policy. As previously described, the policy provides that the Company will not enter into any new employment agreement, severance agreement or separation agreement with any executive officer of the Company, or establish any new severance plan or policy covering any executive officer of the Company, in each case that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, without seeking stockholder ratification of such agreement, plan or policy. A copy of the adopted policy was previously filed as part of the Company’s Current Report on Form 8-K filed on May 4, 2022.

As previously disclosed, to allow additional time for the Company to engage with stockholders regarding the cash severance policy and for stockholders to consider the policy prior to voting on the stockholder proposal regarding termination pay at the 2022 Annual Meeting, the Chairman of the meeting determined, in his discretion, to adjourn the 2022 Annual Meeting with respect to this stockholder proposal (and only this proposal) until May 6, 2022 at 11:00 a.m. Eastern Time. The Company will include the results of the votes taken on this proposal at the reconvened meeting in an amendment to this Current Report on Form 8-K, or a new Current Report on Form 8-K, to be filed with the Securities and Exchange Commission within four business days after the vote on the proposal is concluded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: May 4, 2022	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary